UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2022

Mandiant, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11951 Freedom Drive, 6th Floor
Reston, VA 20190
(Address of principal executive offices, including zip code)
(703) 935-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MNDT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On March 8, 2022, Mandiant, Inc. (“Mandiant”) announced its entry into an Agreement and Plan of Merger, dated March 7, 2022 (as it may be amended from time to time, the “Merger Agreement”), between Google LLC (“Parent”), Dupin Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Mandiant. The Merger Agreement provides for Merger Sub to be merged with and into Mandiant, with Mandiant surviving as a wholly owned subsidiary of Parent (the “Merger”).

Mandiant held a Special Meeting of Stockholders on June 3, 2022, at 8:00 a.m., Pacific time (the “Special Meeting”).

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in Mandiant’s definitive proxy statement, dated April 28, 2022, as amended and supplemented by an amendment dated May 24, 2022 filed by Mandiant with the Securities and Exchange Commission (the “Proxy Statement”):

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Merger Agreement.	169,887,874	894,104	2,316,972	0

Proposal 1 was approved.

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that will or may become payable to Mandiant’s named executive officers in connection with the Merger.	91,351,321	78,266,064	3,481,565	0

Proposal 2 was approved.

In light of the approval of Proposal 1, Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDIANT, INC.

Date: June 3, 2022	By:	/s/ Richard Meamber
Richard Meamber Senior Vice President, General Counsel and Secretary